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                            CERTIFICATE OF AMENDMENT
                                       OF
                        MASTER CONCENTRATED GROWTH TRUST


                  THIS Certificate of Amendment of Master Concentrated Growth Trust (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to amend the Certificate of Trust of the business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

                  1. Name. The name of the business trust is Master Concentrated Growth Trust.

                  2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust in the State of Delaware to MASTER FOCUS TWENTY TRUST.

                  3. Effective Date. This Certificate of Amendment shall be effective upon filing with the Secretary of State.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

                                             By:     /s/ SUSAN B. BAKER
                                                    ---------------------------
                                             Name:  Susan B. Baker
                                             Title: Trustee

Dated: